Exhibit 99.1

Ikena Appoints Jotin Marango, M.D., Ph.D., as Chief Financial Officer and Head of Corporate Development

Dr. Marango brings years of valued experience in oncology biopharma business, finance, and corporate relations & development

BOSTON, April 13, 2022 – Ikena Oncology, Inc. (Nasdaq: IKNA, “Ikena”), a targeted oncology company forging new territory in patient-directed cancer treatment, today announced the appointment of Jotin Marango, M.D., Ph.D., to Chief Financial Officer (CFO) and Head of Corporate Development. The addition of Dr. Marango, a seasoned expert with nearly 15 years of industry experience, comes at a pivotal time as Ikena expands its targeted oncology programs and corporate development efforts.

“Jotin embodies the ideal qualities we look for in leadership at Ikena. He is passionate about advancing treatments for patients in need, and his drive is augmented by his accomplished and unique background across multiple verticals in the industry,” said Mark Manfredi, Ph.D., Chief Executive Officer of Ikena. “As our team grows and our pipeline progresses, we continue to evolve our business and operations strategies, supporting and driving execution across our programs. I am looking forward to working with Jotin on expanding our capabilities, fostering our relationships with the investment community, and seeing the impact of his leadership across the Ikena organization.”

Dr. Marango joins Ikena from Aptose Biosciences, where he served as Senior Vice President, Chief Financial Officer and Chief Business Officer, leading all finance and business development efforts for the hematology and oncology-focused company. Prior to joining Aptose, Dr. Marango worked as an equity research analyst covering small and mid-cap biotechnology companies focused on hematology, oncology, and rare diseases. Dr. Marango also served as Chief Operating Officer at the Samuel Waxman Cancer Research Foundation, where he oversaw venture philanthropy initiatives in therapeutic development. Through his education and career, Dr. Marango has solidified a passion for working in oncology and facilitating growth for businesses looking to make a difference in cancer research. Dr. Marango holds a B.A. in Chemistry with Honors from Harvard University and earned his M.D. and Ph.D. from the Mount Sinai School of Medicine of New York University.

“I am thrilled to be joining Ikena at such an exciting time in the pipeline’s development,” Dr. Marango commented. “As CFO and Head of Corporate Development, I am looking forward to working with the entire team on our mission through creative partnership strategies, robust financial operations, and clear and consistent communication with our shareholders and the community. This is a great opportunity to work with a team that is fully dedicated to the goal of a world in which every cancer patient has a cure.”

About Ikena Oncology

Ikena OncologyTM is focused on developing novel therapies targeting key signaling pathways that drive the formation and spread of cancer. The Company’s lead targeted oncology program, IK-930, is a TEAD inhibitor addressing the Hippo signaling pathway, a known tumor suppressor pathway that also drives resistance to multiple targeted therapies. The Company’s ongoing discovery research spans other targets in the Hippo pathway as well as the RAS signaling pathway. Additional programs targeting the tumor microenvironment and immune signaling are in the clinic, including IK-175, an aryl hydrocarbon receptor antagonist, which is being developed in collaboration with Bristol Myers Squibb. Ikena’s pipeline is built on addressing genetically defined or biomarker-driven cancers and developing therapies that can serve specific patient populations in need of new therapeutic options. To learn more, visit www.ikenaoncology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the advancement of our targeted oncology programs; our expectations regarding the therapeutic benefit of our targeted oncology programs; expectations regarding our new executive officer; our ability to efficiently discover and develop product candidates; the implementation of our business model, and strategic plans for our business and product candidates. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the advancement of our targeted oncology programs; our expectations regarding the therapeutic benefit of our targeted oncology programs; expectations regarding our new executive officer; our ability to efficiently discover and develop product candidates; the implementation of our business model, and strategic plans for our business and product candidates, and other factors discussed in the “Risk Factors” section of Ikena’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC, as updated by any subsequent SEC filings. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Media Contact:

Gwen Schanker

LifeSci Communications

gschanker@lifescicomms.com

Investor Contact:

Rebecca Cohen

Ikena Oncology

rcohen@ikenaoncology.com